SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 18, 2004


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


               0-10394                             91-0864123
       (Commission File Number)       (IRS Employer Identification No.)


     10525 Willows Road N.E., Redmond, WA                       98052
   (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 5 Pages

Item 12.

A copy of a press release made on February 18, 2004 entitled "Data I/O reports 4th quarter and 2003 profitability" follows:

Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                                      Fred Hume
VP Finance/CFO                                                   President/CEO
425/881-6444                                                     425/881-6444

               DATA I/O REPORTS 4th QUARTER AND 2003 PROFITABILITY

Redmond, Washington (February 18, 2004) -- Data I/O(R)Corporation (NASDAQ: DAIO) today announced net income for the year 2003 of $1,241,000 or $0.15 per share, compared to a net loss of ($3,106,000), or ($0.40) per share, for the year 2002. Revenues for the year 2003 were $24.7 million, compared to $22.8 million for the year 2002.

Net income for the fourth quarter of 2003 was $272,000 or $0.03 per share, compared to a net income of $251,000, or $0.03 per share, for the fourth quarter of 2002. Revenues for the fourth quarter of 2003 were $6.6 million, compared to $6.2 million for the fourth quarter of 2002.

Gross margins increased in dollars for the fourth quarter of 2003 compared with the same period of 2002 and were favorably impacted by the currency translation effects of the weaker U.S. Dollar compared to the Euro. Operating expenses for sales and marketing increased offset by lower engineering costs and restructure charge reversal of $13,000 for the fourth quarter of 2003 compared a charge of $135,000 in the same period of 2002.

"In 2003 the Company focused on newer technologies such as NAND flash and support for M-Systems DiskOnChip(R) technology," stated Fred Hume, President and CEO. "As a result, the Company secured initial and repeat orders from its global customers and gained market share. The new products to be introduced at the APEX trade show later this month will build on this momentum by satisfying new requirements in these same accounts as well as the unique needs of customers in Asia."

First Quarter 2004 Forward-Looking Statement: Management is committed to long-term profitable growth and believes that the financial results for the current quarter will be generally in line with the previous quarter. The Company remains in a strong financial position with a cash and short-term investment position of $6.7 million and no debt at the end of the fourth quarter.

Web-Cast Conference Call: The Company has scheduled a conference call for today, Wednesday, February 18, 2004 at 1:30 p.m. Pacific Time regarding its fourth quarter results and a business update that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.dataio.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating over 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.dataio.com.

                                       ###

DATA I/O CORPORATION
COMPARATIVE STATEMENTS OF EARNINGS
(in thousands except per share data)

                                                      Fourth Quarter                           Twelve Months Ended
                                                   ---------------------------------    ----------------------------------
                                                   ---------------------------------    ----------------------------------
                                                                            Percent                               Percent
                                                     12/31/03   12/31/02     Change        12/31/03   12/31/02    Change
                                                   ---------------------------------    ----------------------------------
                                                   ---------------------------------    ----------------------------------
Net sales                                              $6,595     $6,209       6.2%         $24,687    $22,838       8.1%
Gross margin                                            3,615      3,504       3.2%          13,679     11,282      21.2%
Gross margin as percent of sales                        54.8%      56.4%      -1.6%           55.4%      49.4%       6.0%
Operating expenses:
  Research & development                                1,105      1,195      -7.5%           4,639      5,331     -13.0%
  Selling, general and administrative                   2,230      1,877      18.8%           7,780      8,254      -5.7%
  Provision for business restructure                      (13)       135                        (39)       632

Operating income (loss)                                   293        297                      1,299     (2,935)
Non-operating income (expense):
  Interest, net                                            31         12                         89         69
  Foreign currency exchange                               (10)      (122)                      (114)      (301)

Income/(loss) from operations before taxes                314        187                      1,274     (3,167)
Income tax expense                                         42        (64)                        33        (61)

Net income/(loss)                                        $272       $251                     $1,241    ($3,106)

Diluted earnings/(loss) per share                       $0.03      $0.03                      $0.15     ($0.40)

Diluted weighted average shares outstanding             8,391      7,783                      8,117      7,704



                                                CONDENSED BALANCE SHEET
                                                     (in thousands)

                                                                           12/31/03         12/31/02
                                                                         -----------    ------------
                                                                         -----------    ------------
Cash and cash equivalents                                                    $4,380          $4,383
Short-term investments                                                        2,354           1,076
Accounts receivable, net                                                      5,054           4,328
Inventories                                                                   4,608           4,476
Other current assets                                                            430             509
Land, building and equipment                                                  1,151           1,508
Other long-term assets                                                           11              87
                                                                         -----------    ------------
Total assets                                                                $17,988         $16,367
                                                                         ===========    ============


Current liabilities                                                          $5,794          $5,647
Deferred gain on sale of property                                             1,105           1,435
Shareholders' equity                                                         11,089           9,285
                                                                         -----------    ------------
Total liabilities and shareholders' equity                                  $17,988         $16,367
                                                                         ===========    ============


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Data I/O Corporation


February 18, 2004                By /s/Frederick R. Hume
                                 Frederick R. Hume
                                 President
                                 Chief Executive Officer


                                 By /s/Joel S. Hatlen
                                 Joel S. Hatlen
                                 Vice President - Finance
                                 Chief Financial Officer
                                 Secretary and Treasurer